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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              AUDIO BOOK CLUB, INC.

                                 ARTICLE I NAME

         The corporate name of the Corporation shall be:

                              AUDIO BOOK CLUB, INC.

                           ARTICLE II PRINCIPAL OFFICE

         The principal place of business and mailing address of this Corporation shall be:

                         2295 Corporate Boulevard, N.W.
                            Suite 222, P.O. Box 5010
                            Boca Raton, Florida 33431

                            ARTICLE III CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares, of which Twenty Five Million (25,000,000) shares shall be Common Stock, without par value, and Five Million (5,000,000) shares shall be Preferred Stock, without par value.
         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

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                  (a)  the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;
                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;
                  (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;
                  (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;
                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;
                  (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate

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         purposes and the terms and provisions relating to the
         operation thereof;
                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;
                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;
                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and
                  (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time out-

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standing. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

                   ARTICLE IV INITIAL REGISTERED AGENT ADDRESS

         The name and address of the initial registered agent is:

                                 Norton Herrick
                         2295 Corporate Boulevard, N.W.
                            Suite 222, P.O. Box 5010
                            Boca Raton, Florida 33431

                             ARTICLE V INCORPORATOR

         The name and street address of the incorporator is:

                                 Norton Herrick
                         2295 Corporate Boulevard, N.W.
                            Suite 222, P.O. Box 5010
                            Boca Raton, Florida 33431

                               ARTICLE VI PURPOSES

         The purposes for which the Corporation is organized, which shall include the authority of the Corporation to engage in any lawful business, are to have all of the general powers granted to corporations organized under the Florida Business Corporation Act, whether granted by specific statutory authority or by construction of law.

                ARTICLE VII VOTE OF SHAREHOLDERS-SPECIAL MEETINGS

         Special meetings of the shareholders of the Corporation may be not be called by shareholders unless the shareholders represent at least 25% of the total voting power of the stock of the Corporation.

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                ARTICLE VIII VOTE OF STOCKHOLDERS-STAGGERED BOARD


         The provisions of Sections 3 and 5 of Article IV of the Corporation's By-Laws which provide for the classification of the Board of Directors of the Corporation into three classes may not be altered, amended or repealed by the shareholders of the Corporation unless by the affirmative vote of the holders of at least 66-2/3% of the total voting power of the Corporation's stock outstanding and entitled to vote thereon and the foregoing supermajority voting requirement may be altered, amended or repealed only by the affirmative vote of the holders of 66-2/3% of the total voting power of the Corporation's stock entitled to vote thereon.

                           ARTICLE IX INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. If the Florida

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Business Corporation Act is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended.

                        ARTICLE X LIMITATION OF LIABILITY

         No director shall be personally liable for monetary damages to the Corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless:
         A. The director breached or failed to perform his duties as a director; and
         B. The director's breach of, or failure to perform, those duties constitutes:
              1. A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgement or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful;
              2. A transaction from which the director derived an improper personal benefit, either directly or indirectly;

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              3.   A circumstance under which the liability provisions of
Section 607.0834 of the Florida Business Corporation Act, or any successor provision, are applicable;
              4. In a proceeding by or in the right of the Corporation to procure a judgement in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Corporation, or willful misconduct; or
              5. In a proceeding by or in the right of someone other than the Corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Signed on               , 1997

                                                AUDIO BOOK CLUB, INC.


                                             By:________________________________
                                                Name:
                                                Title:

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